Exhibit 10.18

                                    BFI
                              RETIREMENT PLAN


     THIS INDENTURE made as of the 15th day of September, 1994, by Browning-Ferris Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor");


                           W I T N E S S E T H:


     WHEREAS, the BFI Retirement Plan, a defined benefit pension plan, is maintained under an indenture dated June 5, 1985, as amended (the "Plan"); and


     WHEREAS, the Primary Sponsor desires to amend and restate the Plan into a cash balance defined benefit pension plan and to comply with the Tax Reform Act of 1986 and subsequent legislation; and


     WHEREAS, except as set forth below, the provisions of the Plan, as amended and restated herein, shall apply only to employees who perform an hour of service on or after October 1, 1994;


     WHEREAS, to the extent required to comply with applicable law, the applicable provisions of the Plan, as amended and restated herein, shall apply on or after January 1, 1989 or such later date as may be legally required;


     NOW, THEREFORE, the Primary Sponsor does hereby amend and restate, in its entirety, the Plan, generally effective as of October 1, 1993, except as otherwise provided herein, to read as follows:

                                    BFI
                              RETIREMENT PLAN

                             TABLE OF CONTENTS

                                                                       Page

SECTION 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 3  FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 4  RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . . . . 17

SECTION 5  PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT. . . . . . . 19

SECTION 6  DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 7  GENERAL RULES ON DISTRIBUTIONS. . . . . . . . . . . . . . . . 20

SECTION 8  REHIRED EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 9  OFFSETS AND TRANSFERS INVOLVING FOREIGN
     AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 10 ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . 28

SECTION 11 CLAIM REVIEW PROCEDURE. . . . . . . . . . . . . . . . . . . . 30

SECTION 12 LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
   INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS. . . . . . . . . . . . 31

SECTION 13 PROHIBITION AGAINST DIVERSION . . . . . . . . . . . . . . . . 32

SECTION 14 LIMITATION OF RIGHTS. . . . . . . . . . . . . . . . . . . . . 32

SECTION 15 AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . 32

SECTION 16 ADOPTION OF PLAN BY AFFILIATES. . . . . . . . . . . . . . . . 35

SECTION 17  QUALIFICATION AND RETURN OF CONTRIBUTIONS. . . . . . . . . . 35

SECTION 18  INCORPORATION OF SPECIAL LIMITATIONS . . . . . . . . . . . . 36


Appendix  A     LIMITATION ON BENEFITS   . . . . . . . . . . . . . . . .A-1
Appendix  B     TOP-HEAVY PROVISIONS   . . . . . . . . . . . . . . . . .B-1


                          SECTION 1  DEFINITIONS


     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:


     1.1 "Account" means a hypothetical account balance established for each Participant which equals the present value Actuarial Equivalent of the Participant's Old Plan Benefit, plus the total amount credited on behalf of the Participant as of the last day of each Plan Year beginning at December 31, 1994. The amount credited on the last day of each Plan Year shall equal the sum of:

     (a) 4.5% of the Compensation for October 1, 1993 through December 31, 1993, and thereafter, 4.5% of Compensation for the Plan Year, of a Participant who is an Eligible Employee (and with respect to part-time and seasonal employees only, has received a year of Credited Service for such Plan Year); plus

     (b) interest on the period's beginning balance computed by multiplying such balance by 6% per annum for 1993 and 1994, and thereafter, an annual rate determined by the Committee prior to the first day of each Plan Year, but not less than 4% and not more than 12% per annum thereafter. Such interest shall be credited for each Plan Year through the end of the month coinciding with or immediately preceding the date as of which payment commences under the Plan.

     Notwithstanding Subsection (a) above:

          (1) a Participant who would otherwise be excluded from receiving a credit for a period under Subsection (a) above solely because the Employee was included in a unit of Employees covered under a collective bargaining agreement between a union and a Plan Sponsor shall receive a credit under Subsection (a) for such period if the Participant is not included in such a unit, and is an Eligible Employee, on his Severance Date; and

          (2) a Participant who reaches a Disability Retirement Date shall receive a credit under Subsection (a) above equal to 4.5% of the greater of the Participant's Compensation in the Plan Year in which the Disability Retirement Date occurred or the first Plan Year immediately preceding that date, continuing for each Plan Year until the earliest of the date as of which the Participant (1) reaches age 65, (2) is no longer subject to a Disability, or (3) elects to begin receiving payment under the Plan.

     1.2 "Accrued Benefit" means the Participant's Account at any given date; provided, however:

     (a) each Participant's accrued benefit, expressed as an annuity commencing as of Normal Retirement Age (or if the Participant continues to perform Hours of Service after his Normal Retirement Age, as of the date of determination), shall not be less than a frozen amount calculated under the Old Plan Benefit Formula as of October 31, 1994; and

     (b) the accrued benefit, expressed in the form described in (a) above, of each Grandfathered Participant shall not be less than as determined pursuant to the Old Plan Benefit Formula.

     1.3 "Actuarial Equivalent" means, with respect to a benefit, any benefit provided under the terms of the Plan which has the same present value on the date the benefit payment commences. In making such determination:

     (a) except as set forth in Subsections (b) and (d), for purposes of determining whether a benefit is the Actuarial Equivalent of another benefit, an 8% interest rate and the 1983 Group Annuity Mortality Table weighted 85% male/15% female shall be used;

     (b)     for purposes of determining the present value
Actuarial Equivalent of the guaranteed minimum accrued benefit determined pursuant to Section 1.2(a), the following shall be used:

     (1)     the "applicable interest rate" if the present value
(using such rate) is not in excess of $25,000; and

     (2) 120% of the "applicable interest rate" if the present value (as determined under Paragraph (1)) exceeds
$25,000; provided that the lump sum determined under this Paragraph (2) shall not be less than $25,000.

     For purposes of this Section, the "applicable interest rate" means the interest rate which would be used as of the first day of the Plan Year in which the distribution occurs by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination;

     (c) for any Participant whose vested Accrued Benefit is his Account, the present value Actuarial Equivalent of the Accrued Benefit is equal to the Account; and

     (d) for purposes of determining the present value Actuarial Equivalent of a Participant's Old Plan Benefit for Participants who are Employees on both October 1, 1994 and September 30, 1993, a Participant's age as of September 30, 1993 shall be calculated in years and whole months, the 1983 Group Annuity Mortality Table weighted 85% male/15% female, and a 6% interest rate shall be used.

     1.4     "Actuary" means an actuary, enrolled by the Joint
Board for the Enrollment of Actuaries, selected by the Primary
Sponsor to provide actuarial services for the Plan.

     1.5 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c) of the Code) with a Plan Sponsor, (c) any other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

     1.6 "Beneficiary" means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, or if no person designated is alive, or if no trust has been established, or no successor Beneficiary has been designated who is alive or in existence, the term "Beneficiary" means the legal representative of the deceased Participant's estate. Notwithstanding the preceding sentence, the Spouse of a married Participant shall be his Beneficiary unless the Spouse has consented in writing to the designation by the Participant of some other person or trust in the manner described in Plan Section 7. The Participant may not change his designation without further consent of his Spouse under the terms of the preceding sentence unless the Spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the Spouse has the right to limit consent to a specific beneficiary and that the Spouse voluntarily relinquishes this right. Notwithstanding the above, the Spouse's consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the Spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the Spouse is legally incompetent to give consent, consent by the Spouse's legal guardian shall be deemed to be consent by the Spouse. Changes in designations of Beneficiaries may be made prior to the expiration of the "applicable election period" (as defined in Plan Section 7.2) upon written notice to the Plan Administrator in the form as the Plan Administrator may from time to time prescribe.

     1.7 "Board of Directors" means the Board of Directors of the Primary Sponsor.

     1.8     "Break in Service" means:

     (a) as to regular Employees, the failure of the Employee to perform an Hour of Service within each twelve-consecutive-month period beginning on the Employee's Severance Date; and

     (b) as to temporary and seasonal Employees, the failure of Employee to complete more than 500 Hours of Service in any Plan Year.

     1.9 "Code" means the Internal Revenue Code of 1986, as amended.

     1.10 "Committee" means Benefits Administrative Committee of Browning-Ferris Industries, Inc.

     1.11 "Compensation" means wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor (and Affiliates for purposes of Appendix B) during the Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the service performed, such as the exception for agricultural labor in Code
Section 3401(a)(2)), to the extent not in excess of the Compensation Limit for all purposes under the Plan except determining Key Employees. Notwithstanding the above, Compensation shall be determined as follows:

     (a)     in determining an Employee's Accrued Benefit,
Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant and an Eligible Employee;

     (b) for purposes of applying the Compensation Limit with respect to an Employee's benefit accrual, if an Employee is the Spouse or a lineal descendant of an Employee who is a "five percent owner" (within the meaning of Code Section 414(q)(6)) or a "highly compensated employee" (within the meaning of Code
Section 414(q)) in the group consisting of the ten "highly compensated employees" (within the meaning of Code
Section 414(q)) paid the greatest Compensation (determined without regard to the Compensation Limit), the Employee shall not be treated as a separate Employee;

     (c) for all purposes under the Plan, except Appendices A and B hereto, Compensation shall include any elective contributions that are made by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code
Sections 125 and 402(e)(3);

     (d) for all purposes under the Plan except for purposes of determining the annual limits under Code Section 415, Compensation shall not include reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits and any contributions by a Plan Sponsor (other than elective contributions pursuant to a salary reduction agreement) on behalf of the Members to a plan described in Code Section 125, whether or not includable in gross income;

     (e) for purposes of applying the limits set forth in Appendix A, the term Plan Sponsor as used in this Plan Section
1.11 shall mean Plan Sponsor as that term is defined in
Section 10 of Appendix A; and

     (f) for purposes of determining a Participant's benefit accrual in any Plan Year, the exercise of stock options shall be excluded, unless determined to be discriminatory under Code
Section 401(a)(4).

     1.12 "Compensation Limit" means (1) $200,000 for the Plan Year beginning January 1, 1989, which amount shall be adjusted for each subsequent Plan Year through the Plan year beginning January 1, 1993, based on changes in the cost of living as announced by the Secretary of the Treasury, and (2) $150,000 for the Plan Year beginning January 1, 1994 which amount shall be adjusted for each subsequent Plan Year based on changes in the cost of living as announced by the Secretary of the Treasury.

     1.13     "Credited Service" means

     (a) as to regular Employees, the completion by a Participant who is an Eligible Employee of each twelve month period (calculated by aggregating less than twelve-consecutive-month periods) beginning on the date on which the Employee first performs or performed an Hour of Service as a Participant and ending on his Severance Date; and

     (b)     as to temporary and seasonal Employees, each Plan
Year during which a Participant who is an Eligible Employee completes no less than 1,000 Hours of Service.

     (c) Notwithstanding anything contained herein to the contrary, Credited Service shall not include:

     (1) except as provided in Subsection (d)(1) and (d)(2), periods or Hours of Service during which a Participant is not an Eligible Employee;

     (2) in the case of a rehired Employee who completes five consecutive Breaks in Service for purposes of determining the vested portion of his Accrued Benefit which accrued before those Breaks in Service, all service after those Breaks in Service;

     (3) in the case of a rehired Employee who, does not have any vested right at his Severance Date and who completes five consecutive Breaks in Service, all service before those Breaks in Service; and

          (4) subject to the rules in Plan Section 8.4, all years of Credited Service performed by the Participant with respect to which the Participant received a distribution of the present value of his nonforfeitable benefit attributable to his years of Credited Service.

     (d)     Credited Service shall include:

     (1) periods or Hours of Service that would otherwise be excluded under Subsection (c)(1) above solely because the Employee was included in a unit of employees covered under a collective bargaining agreement between a union and a Plan Sponsor, if the Participant is not included in such a unit, and is an Eligible Employee, on his Severance Date; and

          (2) for a Participant who incurs a Disability Retirement Date, any continuous period commencing on his Disability Retirement Date and ending at the earliest of the date as of which the Participant (A) reaches age 65, (B) is no longer subject to a Disability, or (C) elects to begin receiving payment under the Plan.

     1.14 "Deferred Retirement Date" means the date subsequent to a Participant's Normal Retirement Age on which the Participant actually retires.

     1.15 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     1.16 "Disability" means a physical or mental condition which qualifies the Participant for and for which he receives disability benefits under a Plan Sponsor's total, permanent disability plan. If the Participant is not covered under a Plan Sponsor's total, permanent disability plan, disability means a physical or mental condition which would qualify the Participant under the total, permanent disability plan for the corporate headquarters personnel of the Primary Sponsor, if the Participant was covered under that plan, in which case the determination as to whether a Disability exists shall be made by a third party retained by the Primary Sponsor.

     1.17 "Disability Retirement Date" means the date on which a Participant actually retires after both becoming subject to a Disability and completing five (5) years of Vesting Service.

     1.18 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

     1.19 "Early Retirement Date" means the date before a Participant's Normal Retirement Age on which the Participant retires after attaining at least age 55 and completing at least ten (10) years of Vesting Service.

     1.20     "Eligibility Service" means

     (a) as to regular Employees, the completion by an Employee of a twelve-consecutive-month period beginning on the date on which the Employee first performs or performed an Hour of Service upon his employment or reemployment or any anniversary thereof, without reaching a Severance Date; provided, however:

     (1) if an Employee quits, retires, or is discharged and then performs an Hour of Service within twelve months of his Severance Date, then such period of severance shall be taken into account in calculating Eligibility Service;

     (2) if an Employee quits, is discharged or retires during an absence from service of twelve months or less for any reason other than quit, discharge or attainment of a Retirement Date and the Employee then performs an Hour of Service within twelve months of the date the Employee was first absent from service, then such period of absence shall be taken into account in calculating Eligibility Service;

     (3) in the case of an Employee who remains absent from service beyond the first anniversary of the commencement of a period of absence (1) by reason of the pregnancy of the Employee,
(2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement, the period between the first and second anniversaries of such period of absence shall not be counted as Eligibility Service; and

     (b)     as to temporary and seasonal Employees:

     (1) the twelve-consecutive-month period during which the Employee completes no less than 1,000 Hours of Service, beginning on the date the Employee first completes his first Hour of Service upon his employment or reemployment; and

     (2) in the event the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year in which the Employee is first employed or reemployed.

     Eligibility Service shall not include, in the case of a rehired Employee who did not have any vested right at his Severance Date and then incurs five consecutive Breaks in Service, all periods which would otherwise constitute Eligibility
Service before the first of the five consecutive Breaks in Service commenced.

     1.21 "Eligible Employee" means any Employee of a Plan Sponsor, other than an Employee who is (a) a non-resident alien who receives no earned income from the Plan Sponsor that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), (b) covered by a collective bargaining agreement between a union and a Plan Sponsor provided that retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement provides that the Employee shall be eligible to participate in the Plan), (c) a leased employee within the meaning of Code
Section 414(n)(2), or (d) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

     If an individual is a U.S. citizen employed by a foreign affiliate of a Plan Sponsor, the individual will be treated as an Eligible Employee if the following further conditions are met:
(1) the Plan Sponsor has not less than a 10 percent interest (either directly or through one or more entities) in the voting stock of the foreign affiliate if it is a corporation or in the profits of the foreign affiliate if it is any other entity;
(2) the Plan Sponsor has entered into an agreement with the U.S. Treasury Department to cover for social security purposes all U.S. citizens employed by the foreign affiliate by which the individual is employed; and (iii) the individual is not covered by any other funded plan of deferred compensation (whether or not the plan is described in Section 401(a) or 403(a) of the Code) provided by any other person with respect to the compensation paid to the individual by the foreign affiliate.

     1.22 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     1.23 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     1.24 "Employee" means any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act, who is a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or who is deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

     1.25     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

     1.26 "Fiduciary" means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

     1.27 "Final Average Compensation" means the average of a Participant's Compensation determined by taking the numerical average of the five highest consecutive Plan Years of Compensation earned by the Participant within the ten consecutive Plan Years immediately preceding his Retirement Date or Severance Date.

     For purposes of determining Final Average Compensation:

     (a) in determining the five consecutive Plan Years of highest Compensation, the Participant's Compensation earned during the Plan Year in which his Retirement Date or Severance Date is incurred will be included (provided it is a consecutive year), if inclusion would produce a higher Final Average Compensation;

     (b) in the case of a Participant who does not have five full Plan Years of Compensation as of his Retirement Date or Severance Date, Final Average Compensation shall be the average (determined on an annual basis) of the Compensation during the Participant's entire period of employment with the Plan Sponsor; and

     (c) for purposes of determining the Participant's guaranteed minimum Accrued Benefit pursuant to Plan Section 1.2(a) and for purposes of determining the Old Plan Benefit, Final Average Compensation shall be determined by using the Plan's definition of "Earnings" in effect prior to this Plan amendment and restatement, rather than the definition of "Compensation" herein.

     1.28 "Fund" means the amount at any given time of the cash and other property held by the Trustee pursuant to the Plan.

     1.29 "Grandfathered Participant" means a Participant who is at least age 55 and has completed at least five years of Vesting Service as of December 31, 1994.

     1.30     "Hour of Service" means:

     (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

     (b) each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (f);

     (d) solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for a child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in a year solely because of the credit, or (B), in any other case, in the next following computation period;

     (e) without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the "Act"), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee's Spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee's job;

     (f) the Plan Administrator shall determine Hours of Service from the employment records of a Plan Sponsor, or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or an Affiliate; and

     (g) in the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service.

     1.31 "Investment Manager" means a Fiduciary, other than the Trustee, the Plan Administrator or a Plan Sponsor, which may be appointed by the Plan Administrator:

     (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof;

     (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank as defined in that Act; or (3) is an insurance company qualified to perform services described in Subsection (a) of this Section under the laws of more than one state; and

     (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     1.32     "Named Fiduciary" means only the following:

     (a)     the Plan Administrator;

     (b)     the Trustee;

     (c)     the Board of Directors;

     (d)     the Committee; and

     (e)     the Investment Manager(s), if any.

     1.33     "Normal Fund Payment" means:

     (a) in the case of a Participant who is not married on the date payments to the Participant are to commence under the terms of the Plan, an immediate single life annuity, payable in monthly installments for the life of the Member, which is the Actuarial Equivalent of the Participant's vested Accrued Benefit;

     (b) in the case of a Participant who is married on the date payments are to commence under the terms of the Plan, a joint and survivor annuity (which is the Actuarial Equivalent of the Participant's vested Accrued Benefit), payable in monthly installments, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his Spouse;

     (c) in the case of a Participant who dies while married and before payments are to commence under the terms of the Plan, a single life annuity, payable in monthly installments for the life of his Spouse, which is fifty percent (50%) of the amount of the annuity which would have been payable for the life of the Participant if:

     (1) in the case of a Participant who dies on or after the date on which the Participant attains the earliest retirement age under the Plan, the Participant had retired with a Normal
Fund Payment on the date of his death; or

     (2) in the case of a Participant who dies before the date on which the Participant would have attained the earliest retirement age under the Plan, the Participant had:

     (A) separated from service on his date of death (unless the Participant had earlier separated from service),

     (B) survived to the earliest retirement age under the Plan,

     (C) retired with a Normal Fund Payment at the earliest retirement age under the Plan, and

     (D) died on the day after the date on which he would have attained the earliest retirement age under the Plan; and

     (d) notwithstanding anything contained in this Section, if the Participant's vested pension benefit or the Spouse's benefit determined under this Plan Section 1.33(c) has a present value Actuarial Equivalent of $3,500 or less, the Normal Fund Payment shall be a lump sum payment.

     Any annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and may be distributed to the Participant or his joint annuitant, as the case may be. The distribution, if any, shall be in full satisfaction of the benefits to which the Participant or his joint annuitant is entitled under the Plan.

     1.34     "Normal Retirement Age" means age 65.

     1.35 "Normal Retirement Date" means the first day of the month following the date on which a Participant retires upon the earlier of (a) attaining Normal Retirement Age, or (b) the later of (1) attaining age 62 or (2) completing 35 years of Vesting Service.

     1.36 "Old Plan Benefit" means a Participant's frozen accrued benefit based on the Old Plan Benefit Formula, expressed as a single life annuity commencing at Normal Retirement Age, determined under the Plan (a) as of September 30, 1993 for a Participant who is an Employee on both October 1, 1994 and September 30, 1993, and (b) as of the Participant's Severance Date for a Participant who was not an Employee on both October 1, 1994 and September 30, 1993, but again became an Employee after October 1, 1994.

     Notwithstanding the foregoing, the Old Plan Benefit for a Participant who is an Employee on both October 1, 1994 and September 30, 1993, who is a Grandfathered Participant, and who would have at least 10 years of Vesting Service at December 31, 1994, means a frozen accrued benefit based on the Old Plan Benefit formula, expressed as a single life annuity commencing as of the later of (a) September 30, 1993, or (b) the later of the date the Participant (i) reaches age 55 or (ii) completes 10 years of Vesting Service.

     1.37     "Old Plan Benefit Formula" means:

     (a) in the case of a Participant whose benefit commences as of his Normal Retirement Age, an annual amount payable as a single life annuity commencing as of his Normal Retirement Age (or if he continues to perform Hours of Service after his Normal Retirement Age, as of the date of determination) equal to (1) the excess of (A) 50% of the Participant's Final Average Compensation over (B) 60% of the Participant's Primary Social Security Benefit, multiplied by (2) a fraction, the numerator of which is the Employee's Years of Credited Service not in excess of 35 and the denominator of which is 35;

     (b)     for purposes of applying the Old Plan Benefit
Formula, each Section 401(a)(17) Employee's accrued benefit will be the greatest of the amount determined under Paragraphs (1),
(2), or (3) below:

     (1) the accrued benefit determined with respect to the Old Plan Benefit Formula as applied to the Employee's total years of Credited Service before January 1, 1994 (to the extent recognized for computing a benefit under the Plan), and the Employee's Compensation not in excess of the applicable
Compensation Limit in effect before January 1, 1994;

     (2) the accrued benefit determined under the Old Plan Benefit Formula as applied to the Employee's total years of Credited Service (to the extent recognized for computing a benefit under the Plan) and on the Employee's Compensation not in excess of the applicable Compensation Limit in effect on and after January 1, 1994; or

     (3)     the sum of:

     (A) the accrued benefit as of December 31, 1988, frozen in accordance with Treas. Reg. Section 1.401(a)(4)-13; plus

     (B) the accrued benefit determined under the Old Plan Benefit Formula applicable for the Plan Year beginning January 1, 1989, as applied to the Employee's years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1989 through December 31, 1993 (to the extent recognized for computing a benefit under the Plan), frozen in accordance with Treas. Reg. Section 1.401(a)(4)-13; plus

     (C) the accrued benefit determined under the Old Plan Benefit Formula as applied to the Employee's years of Credited Service credited to the Employee for Plan years beginning on or after January 1, 1994 (to the extent recognized for computing a benefit under the Plan).

     A Section 401(a)(17) Employee means an Employee whose current Accrued Benefit as of a date on or after January 1, 1989, is based on Compensation for a Plan Year beginning before January 1, 1994 that exceeded $150,000.

     1.38 "Participant" means any Employee or former Employee who has become a participant pursuant to Plan Section 2 and who has not received a full distribution from the Plan of his Accrued
Benefit.

     1.39     "PBGC" means the Pension Benefit Guaranty
Corporation.

     1.40     "Plan Administrator" means the Committee.

     1.41     "Plan Sponsor" means individually the Primary
Sponsor or each Affiliate of the Primary Sponsor or other entity which has adopted the Plan.

     1.42     "Plan Year" means the calendar year.

     1.43 "Primary Social Security Benefit" means the amount which would be available at age 65 as an annual old age benefit for the Participant, exclusive of benefits for relatives or dependents, under the Federal Social Security Act or under any similar Federal act or acts as now existing or subsequently amended, superseded, or created, whether or not payment of such amount is delayed, suspended, or forfeited because of failure to apply, other work, or for any other reason.

     In determining benefits under Plan Section 4.4 (early retirement benefits), the Primary Social Security Benefit, for the purposes of this Plan, shall be determined by assuming that the Participant has no further wages subject to FICA tax after he ceased to receive Compensation.

     In determining benefits under Plan Sections 4.5, 5.3, and 6 (disability, termination and death benefits), the Primary Social Security Benefit shall be calculated assuming the Participant continues to have wages which are subject to FICA at his rate of Compensation on his Severance Date, except that in determining the Spouse's benefit, the Primary Social Security Benefit shall be calculated as described in the preceding paragraph.

     In determining benefits, Primary Social Security shall be based on the Participant's average annual wages as determined from his history of covered wages for Social Security. If a Participant's history of covered wages for Social Security is incomplete, then any such missing wages shall be determined by discounting the covered Compensation for the last available Plan year at the annual rate indicated by the average wage indices, as published by the Social Security Administration for the purpose of calculating Social Security benefits, for those years increased by one percent per year; provided, however, that the Participant may furnish, at his own expense, his year-by-year Social Security covered wages and request a recomputation of any benefit due from this Plan, within a period of 90 days from the date the Participant is notified of the amount of the benefit. If, and only if, such recomputation yields a higher benefit, then such benefit will be paid to the Participant, his Spouse, or Beneficiary.

     1.44 "Prior Plan" means any pension, profit sharing or retirement plan to which a Plan Sponsor or an Affiliate contributed.

     1.45     "Retirement Date" means Normal Retirement Date,
Early Retirement Date, Deferred Retirement Date, or Disability
Retirement Date.

     1.46     "Severance Date" means the earlier of:

     (a) the date of the last active day of work of the Employee if the Employee quits, retires, or is discharged, or dies; or

     (b) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Plan Sponsor for any reason other than quit, attainment of a Retirement Date, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

     Notwithstanding the foregoing, the Severance Date for an Employee who remains absent from service beyond the first anniversary of the first date of a period of absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of a child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement, means the second anniversary of the first date of the absence.

     1.47 "Spouse" means the person to whom the Participant has been married for at least one year on the earlier of the date of commencement of payment of a Participant's benefit or the date of the Participant's death. For purposes of the preceding sentence, if the Participant and his spouse have been married to each other for less than one year on the date payments commence they will be treated as married for one year as of the date of commencement of payments if they remain married for at least one year.

     1.48 "Trust" means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.

     1.49     "Trustee" means the trustee under the Trust.

     1.50     "Vesting Service" means:

     (a) as to regular Employees, the completion by an Employee of each twelve month period (calculated by aggregating less than twelve-consecutive-month periods) beginning on the date on which an Employee first performs or performed an Hour of Service upon his employment or reemployment or any anniversary thereof and ending on his Severance Date; provided, however:

     (1) if an Employee quits, retires, or is discharged and then performs an Hour of Service within twelve months of his Severance Date, then such period of severance shall be taken into account in calculating Vesting Service;

     (2) if an Employee quits, is discharged or attains a Retirement Date during an absence from service of twelve months or less for any reason other than quit, discharge or attainment of a Retirement Date and the Employee then performs an Hour of Service within twelve months of the date the Employee was first absent from service, then such period of absence shall be taken into account in calculating Vesting Service;

     (3) in the case of an Employee who remains absent from service beyond the first anniversary of the commencement of a period of absence (1) by reason of pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period between the first and second anniversaries of such period of absence shall not be counted as Vesting Service; and

     (b) as to temporary and seasonal Employees, (1) each Plan Year during which the Employee complete no less than 1,000
Hours of Service.

     Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

     (1) in the case of a rehired Employee who completes five consecutive Breaks in Service, for purposes of determining the vested portion of his Accrued Benefit which accrued before those Breaks in Service, all service after those Breaks in Service; and

     (2) in the case of a rehired Employee who does not have any vested right at his Severance Date and who completes five consecutive Breaks in Service, all service before those Breaks in Service.


                          SECTION 2  ELIGIBILITY

     2.1 General Rule. Each Employee shall become a Participant as of the first day of the month which occurs the latest of the date on which the Employee (a) completes his Eligibility Service, (b) becomes an Eligible Employee, or (c) attains age 21.

     2.2 Rehired Participants Who Are Nonvested and Have Five Breaks in Service. In the case of a rehired Employee who (a) was a Participant (b) did not have any vested right at his Severance Date, and (c) then incurs five Breaks in Service, he shall become a Participant as of the later of (1) the first day of the month coinciding with or next following the date of his reemployment as an Eligible Employee or (2) the first day of the month in which the Employee completes his Eligibility Service.

     2.3     Rehired Participants in General.  Each former
Participant (other than an Employee described in Plan
Section 2.2) who participated under the Plan, and who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee.

     2.4 Rehired Employees Who Were Not Participants. Each former Employee who had a Severance before becoming a Participant shall become a Participant as of the latest of (a) the date he is reemployed by a Plan Sponsor, (b) the date he would have become a Participant if he had not terminated employment, (c) the date he becomes an Eligible Employee, or (d) the first day of the month in which the Employee completes his Eligibility Service.


                            SECTION 3  FUNDING

3.1     (a)     Minimum Funding.  It is the Primary Sponsor's
intention that (unless a waiver of the minimum funding standards described in ERISA Section 302 and Code Section 412) is obtained, each Plan Sponsor shall contribute to the Fund such amounts as are determined by the Actuary to be necessary to fund the benefits provided under the Plan. For this purpose, the Plan Administrator shall establish a funding standard account for the Plan, which shall be maintained by the Actuary, who will be responsible for determining that such account meets the funding requirements described in ERISA Section 302 and Code Section 412.

     (b) Forfeitures. All forfeitures arising under the Plan shall be used to reduce the cost of the Plan and shall not be used to increase any benefits payable under the Plan.

     (c) Additional Funding. Notwithstanding the other provisions of this Section 3.1, each Plan Sponsor shall have the right, but not the obligation, to contribute such additional amounts as it, in its sole discretion, deems necessary or desirable to maintain the actuarial soundness of the Plan, and a Plan Sponsor shall also have the right at any time to discontinue contributions hereunder.

     3.2     No Participant Contributions.  No contributions by
Participants shall be required or permitted under the Plan.

     3.3     Deductibility.   All contributions to the Plan by a
Plan Sponsor are made subject to the condition that such contributions are fully deductible for federal income tax purposes under Code Section 404.


                      SECTION 4  RETIREMENT BENEFITS

     4.1 Vesting. The Accrued Benefit of a Participant who has attained Normal Retirement Age or Retirement Date shall be fully vested.

     4.2 Normal Retirement Benefit. The pension payable to a Participant as of his Normal Retirement Date shall be his Accrued Benefit. A Participant who has a Normal Retirement Date may elect to receive his Accrued Benefit commencing as of the first day of any month on or after his Normal Retirement Date but before his "required beginning date" (as defined in Plan Section 7.6(c)).

     4.3 Deferred Retirement Benefit. The pension payable to a Participant as of his Deferred Retirement Date shall be the greater of:

     (a)     his Accrued Benefit as of his Deferred Retirement
Date; or

     (b) the Actuarial Equivalent of the Accrued Benefit as of his Normal Retirement Age.

     Notwithstanding the foregoing, in any Plan Year if the Participant begins to receive payment while an Employee and after attaining age 70-1/2 pursuant to Plan Section 7.6, the accrual for each such Plan Year shall be reduced (but not below zero), to the extent necessary to prevent duplication of accrual of benefits, by the Actuarial Equivalent of the benefit paid to the Employee during that Plan Year.

     A Participant who has a Deferred Retirement Date may elect to receive his benefit commencing as of the first day of any month on or after his Deferred Retirement Date but before his "required beginning date" (as defined in Plan Section 7.6(c)).

     4.4     Early Retirement Benefit.  A Participant who has an
Early Retirement Date may elect to receive his Accrued Benefit:

     (a) commencing as of the first day of any month on or after his Normal Retirement Age but before his "required beginning date" (as defined in Plan Section 7.6(c)); or

     (b) commencing as of the first day of any month so elected after his Early Retirement Date but before his Normal Retirement Age; provided, however, that a Grandfathered Participant or any other Participant whose Accrued Benefit is determined under the Old Plan Benefit Formula shall receive (1) his Account or (2) his Accrued Benefit determined under the Old Plan Benefit Formula but reduced by 0.375% for each full calendar month by which the payment commencement date precedes his Normal Retirement Age, whichever results in larger payments in the form chosen by the Participant.

     4.5 Disability Retirement Benefit. A Participant who has a Disability Retirement Date and who is subject to a Disability that continues until after he has attained age 55 and after he has completed 10 years of Vesting Service, may elect to receive his Accrued Benefit:

     (a) commencing as of the first day of any month on or after his Normal Retirement Age but before his "required beginning date" (as defined in Plan Section 7.6(c)); or

     (b) commencing as of the first day of any month so elected after satisfying such criteria but before his Normal Retirement Age; provided, however, that a Grandfathered Participant or any other Participant whose Accrued Benefit is determined under the Old Plan Benefit Formula shall receive (1) his Account or (2) his Accrued Benefit determined under the Old Plan Benefit Formula but reduced by 0.375% for each full calendar month by which the payment commencement date precedes his Normal Retirement Age, whichever results in larger payments in the form chosen by the Participant.


                     SECTION 5  PAYMENT OF BENEFITS ON
                         TERMINATION OF EMPLOYMENT

     5.1 Vesting. If a Participant has a Severance Date due to termination of employment, he shall be vested in his Accrued
Benefit according to the following vesting schedule:

          Full Years of     Percentage
          Vesting Service       Vested

          Less than 5          0%
          5 or more          100%


     5.2 Forfeiture. If a Participant is not vested as of his Severance Date due to termination of employment, his Accrued Benefit shall be forfeited as provided in Plan Section 8.5 and subject to the restoration rules set forth there, and any forfeitures resulting from the operation of this Section 5 shall be used to reduce the cost of the Plan by reducing future Plan Sponsor contributions.

     5.3 Termination of Employment Benefits. A Participant who has a Severance Date due to termination of employment may elect:

     (a) commencing as of the first day of any month on or after his Normal Retirement Age but before his "required beginning date" (as defined in Plan Section 7.6(c)), his vested
Accrued Benefit; or

     (b)     if the Participant has completed 10 years of Vesting
Service, commencing as of the first day of any month after reaching age 55 but before his Normal Retirement Age, the Actuarial Equivalent of the Participant's vested Accrued Benefit.

     5.4 Changes in Vesting Schedule. In the event that an amendment to the Plan directly or indirectly changes the vesting schedule of the Plan, the vested percentage for each Participant accumulated to the date when the amendment is adopted shall not be reduced as a result of such amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the vesting schedule in operation prior to the amendment with respect to benefits accrued both before and after the amendment.


                         SECTION 6  DEATH BENEFITS

     6.1 Entitlement. The Beneficiary of a Participant who dies after becoming vested pursuant to Section 4 or 5, shall be entitled to death benefits, to the extent provided in this
Section 6.

     6.2 Death Benefits of Participant in Pay Status. Upon the death of a Participant who is receiving payment under the Plan, his Beneficiary shall be entitled to receive such payments as are payable to the Beneficiary in accordance with the form of payment payable to the Participant pursuant to Plan Section 7.

     6.3 Death Benefits of Married Participant Not in Pay Status. If the Participant dies while married before the commencement of retirement payments under the Plan, the Participant's Spouse shall receive as a death benefit a Normal Fund Payment payable commencing as of the earliest retirement age under the Plan; provided, however, that a Spouse whose Normal Fund Payment is an annuity described in Plan Section 1.33(c) may elect, prior to commencement of payments, to receive instead a lump sum, payable immediately, that is the Actuarial Equivalent.

     6.4     No Death Benefits for Single Participant Not in Pay
Status. If a Participant dies while not married before commencement of retirement payments under the Plan, no death benefits shall be payable to the Participant's Beneficiary.


                 SECTION 7  GENERAL RULES ON DISTRIBUTIONS

     7.1 Timing of Payment. Notwithstanding any other provision of the Plan, if the present value Actuarial Equivalent of the Normal Fund Payment payable is not more than $3,500, payment shall be made in one lump sum as soon as administratively feasible after the earliest of the Participant's (a) Severance Date, (b) Retirement Date, or (c) death. If the present value Actuarial Equivalent of the Normal Fund Payment exceeds $3,500, it shall not be immediately distributed without the written consent of the Participant and, if the Participant is married and elects a form of payment other than a Normal Fund Payment, his Spouse. In all events, unless the Participant otherwise elects, payment shall commence no later than sixty (60) days after the end of the Plan Year in which occurs the later of (a) the date the Participant attains Normal Retirement Age, or (b) the earlier of the date the Participant (1) reaches a Retirement Date or (2) has a Severance Date. If the present value Actuarial Equivalent of the Participant's Accrued Benefit exceeds $3,500, the Participant may elect to defer commencement of payment until a date no later than the "required beginning date" (as defined in Plan Section 7.5(c)).

     7.2     Form of Payment.

     (a) Any payments pursuant to Section 4 or 5 of the Plan shall be in the form of a Normal Fund Payment except as follows:
If the Participant's benefit payable pursuant to Plan Section 4 or 5 has a present value Actuarial Equivalent of greater than $3500 at the time he is first entitled to the commencement of benefit payments under the Plan, the Participant may elect, during the applicable election period (as hereinafter defined), not to receive the Normal Fund Payment described in Subsection
(a) or (b) of Plan Section 1.33 by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator. For purposes of this Section, the term "applicable election period" means the 90-day period ending on the first date as of which the Participant receives payment from the Fund. In the case of a Participant who has a Spouse, no election, other than an election to receive a joint and survivor annuity pursuant to Plan Section 7.2(b)(2), shall be effective unless:

     (1) the Spouse of the Participant has consented in writing to the election (including, if applicable, the identity of any Beneficiary selected other than the Participant's Spouse and the alternate form of payment selected), and the Spouse's consent acknowledges the effect of the election and is witnessed by a notary public; or

     (2) the Participant establishes to the satisfaction of the Plan Administrator that the consent required pursuant to this Subsection (A) may not be obtained because the Spouse cannot be located, the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or there are other circumstances as the Secretary of the Treasury prescribes.

     If an election is made, the Participant's vested Accrued Benefit payable pursuant to Plan Section 4 or 5, as applicable, shall be paid in an Actuarial Equivalent form set forth in Subsection (b) of this Section chosen by the Participant by written instrument delivered to the Plan Administrator prior to the date payments are otherwise to commence.

     (b)     The alternate forms of payment are:

     (1)     a lump sum;

     (2) a joint and survivor annuity, payable in monthly installments, which is an annuity for the life of the Participant with a survivor annuity for the life of his Beneficiary which is 50%, 75% or 100% of the amount of the annuity payable during the joint lives of the Participant and his Beneficiary;

     (3) a single life annuity, payable in monthly installments, for the life of the Participant;

     (4) an annuity, payable in monthly installments, with guaranteed payments for 60, 120, or 180 months. If the Participant dies before receiving all of the guaranteed payments, his Beneficiary will receive the monthly benefit the Participant was receiving for the number of months left in the guaranteed period;

     (5) an annuity, payable in monthly installments beginning before age 62 with reduced payments thereafter for the life of the Participant, in an amount estimated to provide together with Social Security retirement benefits a level income;
or

               (6)     for Participants who do not begin
receiving a distribution until after age 70-1/2, the required minimum distribution pursuant to Plan Section 7,6 payable in a single sum annually, for the life of the Participant or the joint lives of the Participant and his Beneficiary, with any remainder thereafter paid in a single sum to the successor Beneficiary.
     (c) the Plan Administrator shall furnish to the Participant a written explanation of:

     (1) the terms and conditions of the Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.33, including a general description of the conditions and eligibility and other material features of the alternate forms of payment under the Plan;

     (2) the Participant's right to make, and the effect of, an election not to receive the Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.33, including a general description of the conditions of eligibility and other material features of the alternate forms of payment under the Plan;

     (3) the rights of the Participant's Spouse as described in Subsection (a) of this Section; and

     (4) the right to make, and the effect of, a revocation of an election pursuant to this Section.

     (d) The written explanation shall be provided to the Participant within 90 days prior to the first date on which he is entitled to payment from the Fund.

     (e) The Participant may revoke any election not to receive payment in the form of a Normal Fund Payment at any time prior to commencement of payments from the Fund, and may make a new election at any time prior to the commencement of payments from the Fund.

     7.3 Incidental Death Benefits. Notwithstanding anything to the contrary contained in the Plan, the payments to be made to a Participant shall satisfy the incidental death benefit requirements under Code Section 401(a)(9)(G) and the regulations thereunder.

     7.4 Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7, effective January 1, 1993, a Distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code
Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

     (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

     7.5 Participants Who Reach Age 70 1/2. Subject to the provisions of the Plan, including without limitation Section 7.2, any Participant who reaches age 70 1/2 and has not yet begun to receive a distribution of his benefits hereunder shall be required to submit an election form within the "applicable election period" (as defined in Plan Section 7.2), but no later than 60 days before the "required beginning date" as defined in Plan Section 7.6 to select the form of payment of benefits by the required beginning date. Such a Participant may elect any form of distribution set forth in Plan Section 7.2(b).

          (a)     If the Participant elects a lump sum
distribution, any future Compensation credits pursuant to Plan
Section 1.1 will be distributed in a lump sum annually as soon as administratively feasible after the end of the Plan Year to which the credit relates, without any interest under Plan Section 1.1;

          (b) If the Participant elects to receive the required minimum distribution pursuant to Plan Section 7.6 payable in a single sum annually, the Participant's Account will continue to be credited with Compensation credits pursuant to Plan Section 1.1, if applicable, and interest credits pursuant to Plan Section 1.1 through the end of the month coinciding with or immediately preceding the complete distribution of the benefit; and

          (c) If the Participant elects any other form of distribution, future payments will be increased by the Actuarial
Equivalent of any future Compensation credits pursuant to Plan
Section 1.1 without any interest under Plan Section 1.1.

     7.6 Required Minimum Distributions. Notwithstanding any other provisions of the Plan,

     (a) Prior to the death of a Participant, all retirement payments hereunder shall --

     (1) be distributed to the Participant not later than the required beginning date (as defined in Plan Section 7.6(c)) or,

     (2) be distributed, commencing not later than the required beginning date (as defined in Plan Section 7.6(c))--

          (i) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated beneficiary, if any, or

          (ii) in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated beneficiary, if any.

(b)     (1) If --

          (iii)     the distribution of a Participant's
retirement payments have begun in accordance with Subsection
(a)(2) of this Section, and

          (iv) the Participant dies before his entire vested Accrued Benefit has been distributed to him, then the remaining portion of his vested Accrued Benefit shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

     (2) If a Participant dies before the commencement of retirement payments hereunder, the entire interest of the Participant shall be distributed within five (5) years after his death.

          (3)     If --

          (i) any portion of a Participant's benefit is payable to or for the benefit of the Participant's designated beneficiary, if any,

          (ii)     that portion is to be distributed, in
accordance with regulations prescribed by the Secretary of the Treasury, over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary, and

          (iii)     the distributions begin not later than one
(1) year after the date of the Participant's death or any later date as the Secretary of the Treasury may by regulations prescribe,

then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated beneficiary begin.

     (4)     If the designated beneficiary referred to in
Paragraph (3)(A) of this Subsection (b) is the surviving Spouse
of the Participant,   then --

     (i) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70-1/2, and

     (ii)     if the surviving Spouse dies before the
distributions to the Spouse begin, this Subsection (b) shall be applied as if the surviving Spouse were the Participant.

     (c) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding the foregoing, in the case of a Participant who has attained age 70-1/2 before January 1, 1988, other than a Participant who is described in Section 1(b)(3) of Appendix B, the term "required beginning date" means the calendar year in which the Participant retires or otherwise terminates employment with a Plan Sponsor.

     7.7 Restrictions on Payments to Highly Compensated. Notwithstanding anything contained to the contrary in this
Section 7, the annual payments to a Participant who is among the twenty-five (25) highly compensated employees (within the meaning of Code Section 414(q)) who receive during their most recent year of employment with a Plan Sponsor the greatest Compensation (determined without regard to the Compensation Limit) shall not exceed an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits under the Plan. For purposes of this Section 7.7, "other benefits" includes loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefit which is payable from the Plan not provided for by insurance on the Participant's life. The restrictions of this Section will not apply, however, if:

     (a) after payment to a Participant described in this Section of all benefits described in Section 7.7 above, the value of the Fund equals or exceeds 110% of the value of the Plan's current liabilities, as defined in Code Section 412(l)(7); or

     (b) the value of the benefits described in Section 7.7 above for a Participant described in this Section is less than one percent (1%) of the value of the Plan's current liabilities, as defined in Code Section 412(l)(7).


                       SECTION 8  REHIRED EMPLOYEES

     8.1 Service Counted. In general, if an Employee is rehired after his Severance Date, service prior to his Severance Date is counted for purposes of determining Credited Service, Eligibility Service and Vesting Service. However, in the situations described in Plan Sections 1.13, 1.20 and 1.50, that service will be disregarded as provided in those Sections.

     8.2 Participation. Plan Sections 2.3 through 2.5 explain when an Employee who is rehired will again become a Participant.

     8.3 Cessation of Benefits for Rehired Employee. In the case of a rehired Employee who previously had a Severance, payment of any benefits pursuant to Section 5 shall continue just as if the Participant had not been rehired, and any benefit the Participant accrues after the date he is rehired shall be treated for purposes of the Plan as a separate Accrued Benefit which shall be paid in accordance with the provisions of the Plan when the Participant again retires, reaches his "required beginning date" (as defined in Plan Section 7.6(c)), or dies.

8.4     Cash-out/Buy-back.  In the case of any rehired Employee:

     (a) for the purpose of determining a Participant's Accrued Benefit only, the Plan shall disregard years of service performed by the Participant with respect to which the Participant received a lump sum distribution of the present value of his nonforfeitable benefit. (For this purpose, a nonvested Participant shall be deemed to have received a distribution of zero dollars.);

     (b)     the Accrued Benefit which is forfeited under Plan
Section 8.4(a) shall be restored (along with interest credits pursuant to Plan Section 1.1(b) through the date of repayment) upon repayment to the Plan of the full amount of the distribution with interest on that amount compounded annually at a rate equal to 120% of the federal mid-term rate as in effect under Code
Section 1274 at the beginning of each Plan Year from the date of distribution to the date of repayment; provided that the
Participant:

          (1) resumes employment with a Plan Sponsor or an Affiliate prior to completing five Breaks in Service; and

          (2) makes repayment within five years of the resumption of employment; and

     (c) if the Participant's Accrued Benefit was 100% nonvested, the Accrued Benefit of the Participant is forfeited under Plan Section 8.4(a) will be restored upon his reemployment prior to completing five Breaks in Service.


                SECTION 9  OFFSETS AND TRANSFERS INVOLVING
                          FOREIGN AFFILIATES

     9.1 Offset for Prior Plan Benefit. Notwithstanding any other provision of the Plan:

     (a) a Participant or Beneficiary who is entitled to or has received a benefit from a Prior Plan shall have any retirement benefit from this Plan that is based on Credited Service, or Compensation paid, during periods of time covered by such Prior Plan reduced by the Actuarial Equivalent (computed as of the date benefits from this Plan commence) of the amount of any such benefit from the Prior Plan applicable to service included as part of his Credited Service under this Plan or applicable to service during a period for which a Participant receives a credit to his Account under this Plan. The reduction described in the previous sentence will be applied with respect to a Prior Plan that was maintained as part of a collective bargaining agreement between a union and a Plan Sponsor, unless an agreement to waive the reduction for Prior Plan benefits is concluded as a result of collective bargaining;

     (b) a Participant whose Credited Service includes a period of credited service under any funded plan of deferred compensation maintained pursuant to the laws of a country other than the U.S. (including the Browning-Ferris Industries, Inc. Canadian Retirement Plan pursuant to Plan Section 9.3) shall have his retirement income benefits under the Plan reduced by any benefits payable (or the Actuarial Equivalent thereof) from such other plan;

     (c)     all retirement income benefits under this
Section 9.1 shall be reduced by the Actuarial Equivalent of any and all payments the Participant is receiving or is eligible to receive relating to income replacement (including compromise or redemption settlements) under any and all statutes pertaining to workers' compensation, presently in effect of which may be enacted from time to time, to the extent that the workers' compensation has been provided by premiums, taxes, or other payments paid by or at the expense of any Plan Sponsor.

     9.2 Employees of Foreign Ventures. Notwithstanding any statement in this Plan to the contrary, in the event that any Employee would incur a Severance Date as a result of a transfer from a Plan Sponsor to any other business operation, joint venture, or organization carrying on business outside of the United States of America to which the Primary Sponsor by action of its Board directs that this Section 9.2 of the Plan shall apply (referred to as a "Foreign Venture"), such Employee:

     (a) shall continue to accrue Vesting Service under the plan until such Employee's termination of employment with the Foreign Venture;

     (b) shall, if later transferred from the Foreign Venture to a Plan Sponsor, be treated as having continued to accrue Credited Service and to receive Compensation credits under Plan
Section 1.1(a) while employed by the Foreign Venture for the purposes of determining the amount of monthly benefits payable under the Plan;

     (c) shall, for purposes of determining eligibility for a Disability benefit under the Plan, continue to accrue Credited
Service and to receive Compensation credits under Plan Section
1.1(a) while employed by the Foreign Venture; and

     (d) shall, if later transferred from the Foreign Venture to a Plan Sponsor, for the purpose of determining the Employee's Final Average Compensation, be considered an Employee whose Compensation while employed by the Foreign Venture are the amounts earned by the Employee for personal service to the Foreign Venture as determined by the Plan Sponsor to be the Employee's salary.

     9.3 Transfer to Canadian Plan. A Participant who ceases to accrue Credited Service under this Plan or receive Compensation credits under Plan Section 1.1(a) by virtue of a change in employment to an Affiliate which is an employing company under the Browning-Ferris Industries, Inc. Canadian Retirement Plan shall continue to accrue Vesting Service so long as he remains an employee of such Affiliate.


                  SECTION 10  ADMINISTRATION OF THE PLAN

     10.1 Trust Agreement. Each Plan Sponsor shall enter into a Trust with the Trustee designated by the Committee for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

     10.2 Operation of the Plan Administrator. The Board of Directors shall appoint the Plan Administrator. The Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Board of Directors shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Board of Directors. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Board of Directors shall appoint a successor.

     10.3     Fiduciary Responsibility.

     (a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries, other than the Trustee, designated in writing by the Plan Administrator and may designate in writing other persons (other than the Trustee) to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may at any time and from time to time remove any such person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

     (b) The Plan Administrator and each other Plan Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary's responsibilities under the Plan. Charges for all services performed and advice rendered shall be directly paid by each Plan Sponsor or, to the extent permissible under ERISA, may be paid at the direction of the Plan Administrator by the Trustee from the Fund, but until paid shall constitute a charge against the Fund.

     (c) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person so acting.

     10.4     Duties of the Plan Administrator.

     (a) The Plan Administrator shall advise the Trustee with respect to all payments made under the terms of the Plan and shall direct the Trustee in a writing to make such payments; provided, however, in no event shall the Trustee be required to make payments if the Trustee has actual knowledge that the payments are contrary to the terms of this Plan or the Trust.

     (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations to be made under the Plan by a Participant or his Spouse shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits, and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, beneficiaries, and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

     (c) The Plan Administrator shall furnish Participants and Beneficiaries of deceased Participants with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be responsible for establishing and maintaining all records of the Plan and the Trust.

     (d)     The statement of specific duties for a Plan
Administrator in this Section 10.4 is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

     10.5 Investment Manager. The Committee may, by action in writing certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any such removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

     10.6 Committee. The Board of Directors shall, by action in writing certified by notice to the Trustee, appoint the Committee. The Committee shall consist of three or more persons and the Board of Directors shall have the right to remove any person constituting any part of the Committee at any time by notice in writing to such person or persons. A person constituting any part of the Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon any removal, resignation or death, the Board of Directors may appoint a successor to that person. Until a successor has been appointed, the remaining person or persons constituting the Committee may continue to act as the Committee.

     10.7 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person the authority to take any such actions as may be specified in such resolution or written direction; provided, further, that minor amendments to the Plan which do not affect benefits may be made by an officer of the Primary Sponsor without any action by the Board of Directors.


                    SECTION 11  CLAIM REVIEW PROCEDURE

     11.1 Notice of Denial. In the event that a Participant or beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

     (a)     the specific reasons for the denial;

     (b) specific references to the pertinent provisions of the Plan on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
and

     (d)     an explanation of the Plan's claim review procedure.

     11.2 Application For Review. After receiving written notice of the denial of a claim, a claimant or his representative may request a full and fair review of the denial by written application to the Plan Administrator, review pertinent documents, and submit issues and comments in writing to the Plan Administrator.

     11.3 Timing of Application for Review. If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

     11.4 Hearing. Upon receiving the written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received the written application for review.

     11.5 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

     11.6 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

     11.7 Final Decision. No later than sixty (60) days after receiving the written application for review, the Plan Administrator shall submit its decision in writing to the claimant and to his representative, if any; provided, however, a decision on the written application for review may be extended, if special circumstances, such as the need to hold a hearing require an extension of time, to a date no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons therefor and specific references to the pertinent Plan provisions on which it is based.


                                SECTION 12
              LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
              INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

     12.1 No Assignment. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, any person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith.

     12.2 Attempted Assignment. If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his Spouse, children, other dependents or any of them in the manner and proportion as the Plan Administrator shall determine.

     12.3 Minors. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

     12.4 Missing Participants. Whenever the Plan Administrator cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Plan Administrator may deposit the amount to be paid in a savings account of a bank or savings and loan association to be held in the name of such person, subject however, to any applicable escheat laws.


                 SECTION 13  PROHIBITION AGAINST DIVERSION

     At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions and assets.


                     SECTION 14  LIMITATION OF RIGHTS

     Neither the Plan, the Trust nor the mere fact of Plan participation shall give any Employee or other person any right or claim except to the extent that the right or claim is specifically fixed under the terms of the Plan and the Fund is sufficient therefor. The establishment of the Plan shall not be construed to give any Employee a right to continue in the employ of a Plan Sponsor or as interfering with the right of the Plan Sponsor to terminate the employment of any Employee at any time.


                   SECTION 15  AMENDMENT AND TERMINATION

     15.1 Right to Amend or Terminate Plan. The Primary Sponsor reserves the right at any time to modify, amend, or terminate the Plan or the Trust in whole or in part by notice thereof in writing delivered to the Trustee; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of any funds held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without the Trustee's written consent. No modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries
of rights already accrued under the Plan.   No Plan Sponsor other
than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust.

     15.2 Right to Terminate Participation in Plan. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and the Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee, unless the termination would result in the disqualification of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor.

     15.3 Notice of Termination. In the event that the Primary Sponsor shall desire to terminate the Plan, within the meaning of Section 4041 of ERISA, the Plan Administrator shall notify the PBGC, each Participant, each beneficiary, and each other affected party of the proposed termination of the Plan in accordance with the provisions of the Single-Employer Pension Plan Amendments Act of 1986 ("SEPPAA") and regulations issued by the PBGC thereunder. Amounts paid from the Fund pursuant to a termination of the Plan and final distribution of the Fund shall be in accordance with Plan Section 15.5, subject to SEPPAA and regulations issued by the PBGC thereunder.

     15.4 Priority Categories. In the event of the termination of the Plan in accordance with Section 4041 of ERISA, the assets of the Plan shall be distributed in accordance with
Section 4044 of ERISA and any regulations issued thereunder. In order that the assets of the Plan may be properly allocated, the total benefits payable under the Plan shall be divided with respect to each affected Participant among the priority categories (a) through (g) set forth below. Each affected Participant's benefit assigned to a particular priority category shall then be separated between basic benefits and non-basic benefits. The Plan Administrator shall then value each type of benefit in each priority category in accordance with the valuation factors prescribed by the PBGC, and shall then allocate the assets of the Plan sequentially to the following priority categories:

     (a)     That portion, if any, of each Participant's Accrued
Benefit which is derived from his voluntary employee contributions.

     (b)     That portion, if any, of each Participant's Accrued
Benefit which is derived from his mandatory employee contributions.

     (c) Those benefits, excluding any increases in such benefits resulting from Plan amendments during the preceding five
(5) years, payable as an annuity under the terms of the Plan to all Participants and Beneficiaries:

     (1) to whom benefits have been in pay status for at least three (3) years prior to the date of the Plan's termination, taking the lowest benefit in pay status during such three (3) year period, and

     (2) to whom benefits (other than those described in the foregoing priority (c)(1)) would have been in pay status as of the beginning of such three (3) year period had an eligible Participant actually retired on a retirement date prior to the beginning of such three (3) year period, as if such benefits had commenced as a Normal Fund Payment as of the beginning of such three (3) year period.

     (d) Those basic benefits, other than those benefits payable pursuant to the foregoing priority categories (b) and (c) to which Participants or their Beneficiaries are entitled, or would be entitled if their employment were terminated on the date of the Plan's termination, to the extent such benefits are guaranteed by the PBGC. For purposes of this Section, the term "basic benefits" means the type of benefits which are, or would be, guaranteed under Section 4022 of ERISA and the regulations issued thereunder, without regard to the limitations set forth in
Section 4022(b) of ERISA.

     (e) All other benefits payable with respect to a Participant in the Plan in which such Participant is vested as of the date of its termination; provided, however, that if the Plan assets are insufficient to satisfy in full the benefits provided pursuant to this priority category (e), the available assets shall be allocated in accordance with Plan Section 15.6.

     (f)     All other benefits provided for under the Plan.

     (g) If any assets remain as a result of actuarial error after complete allocation pursuant to this Section 15.4, such remaining assets shall be paid to the terminating Plan Sponsor.

     15.5 Insufficient Assets. In the event Plan assets shall be insufficient to provide in full the benefits of the entire class of individuals described within any priority category other than priority category (e), the available assets for such class shall be allocated among the Participants of that class and their beneficiaries, pro rata among such individuals on the basis of the present value (as of the Participating Plan's termination date) of their respective benefits as described in ERISA Section 4044.

     15.6 Insufficient Assets for Category (e). In the event that the assets available for allocation under Plan Section 15.4(e) are insufficient to satisfy in full the benefits of Participants described within that Section, the available assets for such class shall be allocated on the basis of the benefits of Participants of that class and their Beneficiaries, based upon the Plan as in effect at the beginning of the five (5) year period ending on the date of termination; or, if additional assets remain available for allocation under Plan Section 15.4(e), the available assets shall be allocated on the basis of the Plan as amended by the most recent amendment to the Plan effective during such five (5) year period, under which the assets available for allocation are sufficient to satisfy in full the benefits of the class of individuals described in Plan
Section 15.4(e) and any assets thereafter remaining to be allocated under Plan Section 15.4(e) shall be allocated on the basis of the Plan as amended by the next succeeding amendment to the Plan effective during such five (5) year period.

     15.7 Benefits Payable. The Plan Administrator may direct that any benefit payable in accordance with Plan Section
15.4 shall be provided through the continuance of the existing Trust or through the purchase of an annuity contract or contracts from an insurance company, or by a combination thereof as it may decide.

     15.8 Merger or Consolidation. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code
Section 401, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

     15.9 Full Vesting. Subject to the limitations on entitlement to benefits contained in this Section 15, in the event of the termination or partial termination of the Plan, each affected Participant's Accrued Benefit as of the date of such termination or partial termination, to the extent funded as of such date, shall be fully vested and thereafter shall be nonforfeitable, notwithstanding any other provisions of the Plan.

     15.10 Elimination of Benefits. Notwithstanding any other provision of the Plan, a Plan amendment--

     (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

     (b)     which eliminates an optional form of benefit,

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) of this Section, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.


                SECTION 16  ADOPTION OF PLAN BY AFFILIATES

     Any trade or business related to the Primary Sponsor by function or operation and any Affiliate, if the trade or business or Affiliate is authorized to do so by a written direction adopted by the Primary Sponsor, may adopt the Plan and the related Trust by action of the trade of business or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions indicating the adoption and by the execution of the Trust by the adopting trade or business or Affiliate. The resolution shall state and define the Effective Date for the purpose of the adopting trade or business or Affiliate and, for the purpose of Code Section 415, the "limitation year" as to the adopting trade or business or Affiliate. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by a trade or business or Affiliate under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust, any contributions by the adopting trade or business or Affiliate after payment of all expenses will be returned to the adopting trade or business or Affiliate free of any trust, and the Plan and Trust shall terminate as to the adopting trade or business or Affiliate.


           SECTION 17  QUALIFICATION AND RETURN OF CONTRIBUTIONS

     17.1 If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan, within one (1) year after the date of denial of qualification, the contribution by a Plan Sponsor after payment of all expenses will be returned to the Plan Sponsor of the Plan and the Trust, and the Plan and Trust shall thereupon terminate.

     17.2 If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor's request, a contribution which was made by a mistake-in-fact, or conditioned upon initial qualification or upon the deductibility of the contribution under Code Section 404 shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to such excess. Any net income attributable to such excess shall not be returned to the Plan Sponsor. In the event of a contribution which was conditioned upon initial qualification of the Plan, the amount to be returned to the Plan sponsor shall be all of the assets of the Fund.


             SECTION 18  INCORPORATION OF SPECIAL LIMITATIONS

     Appendices A and B to the Plan attached hereto are hereby incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary herein.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the day and year first above written.


                              BROWNING-FERRIS INDUSTRIES, INC.



                              By:

                              Title:


ATTEST:


By:

Title:


               [CORPORATE SEAL]










                                APPENDIX A

                          LIMITATION ON BENEFITS


                                 SECTION 1

     (a) Notwithstanding any other provision of the Plan, in no event shall the annual pension benefit of a Participant under the Plan attributable to Plan Sponsor contributions exceed the lesser of (1) $90,000, subject to adjustment in accordance with regulations issued by the Secretary of Treasury or other applicable provision of law, provided that any adjustment shall be effective as of January 1 of each calendar year and shall be applicable with respect to the limitation year ending with or within each calendar year, or (2) 100% of the Participant's average Compensation for the three consecutive calendar years during which (A) he was a Participant and (B) his aggregate Compensation from a Plan Sponsor was the highest. The $90,000 limit provided herein shall be adjusted, and the maximum pension benefit shall be recalculated, for each calendar year the Participant receives a benefit payment.

     (b)     In the case of a Participant who has less than ten
(10) years of participation in the Plan, the limitation under Subsection (a)(1) of this Section shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is ten
(10). In the case of a Participant who has less than ten (10) years of Vesting Service with a Plan Sponsor, the limitation under Subsection (a)(2) of this Section shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part thereof) of Vesting Service with a Plan Sponsor and the denominator of which is ten (10). Notwithstanding the above, in no event shall the limitations contained in this Subsection reduce the limitations referred to in Subsection (a) of this Section to an amount less than one-tenth (1/10) of the applicable limitation provided in Subsection (a) (as determined without regard to this Subsection). To the extent provided in regulations promulgated by the Secretary of the Treasury, this Subsection shall be applied separately with respect to each change in the benefit structure of the Plan.


                                 SECTION 2

     If retirement payments to a Participant commence after the Participant attains age 62 but before the Participant attains Social Security Retirement Age, the limitation under Section 1(a)(1) of this Appendix A shall be adjusted as follows: (1) if the Participant's Social Security Retirement Age is 65, the limitation under Section 1(a)(1) of this Appendix A shall be reduced by 5/9 of 1% for each month by which retirement payments commence before the month in which the Participant attains age 65; or (2) if the Participant's Social Security Retirement Age is greater than 65, the limitation under Section 1(a)(1) of this Appendix A shall be reduced by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each of the additional months (up to 24) by which retirement payments commence before the Participant attains his Social Security Retirement Age. If retirement payments to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix A shall be reduced so that it is the actuarial equivalent of the adjusted $90,000 limit at age 62; provided, however, that the interest rate used in determining the actuarial equivalent shall be the greater of the interest rate in Plan Section 1.2 or five percent (5%) per year.


     If retirement payments to a Participant commence before the Participant's Social Security retirement age, the limitation under Section 1(a)(1) of this Appendix A shall be adjusted so that it is the Actuarial Equivalent of an annual pension benefit of $90,000 beginning at the Social Security retirement age, multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), based on the greater of the interest rate specified in Plan Section 1.3 or five percent (5%) per year.


                                 SECTION 3

     If the retirement payments to a Participant commence after the Participant's Social Security retirement age, the limitation under Section 1(a)(1) shall be adjusted so that it is the Actuarial Equivalent of a benefit of $90,000 beginning at the Social Security retirement age, multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), based on the lesser of the interest rate specified in Plan Section 1.3 or 5% per year.


                                 SECTION 4

     For purposes of this Appendix A, the term "Social Security retirement age" shall mean the age used as the retirement age under Section 216(l) of the Social Security Act, except that such Section shall be applied (a) without regard to the age increase factor, and (b) as if the early retirement age under
Section 216(l)(2) of the Social Security Act were 62.


                                 SECTION 5

     If a Participant is a participant in any other defined benefit pension plan sponsored by a Plan Sponsor, his pension benefit under that plan shall be aggregated with his projected benefit under the Plan, and his benefit under the Plan shall be reduced, if necessary, so that the aggregate of the benefits does not exceed the foregoing limitations.


                                 SECTION 6

     In the event a Plan Sponsor maintains a defined contribution plan in which a Participant also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0.

     (a) The defined benefit plan fraction for any limitation year is a fraction:

          (1) the numerator of which is the projected annual benefit of the Participant under all defined benefit plans
(determined as of the close of the year); and

          (2)     the denominator of which is the lesser of

          (A) the product of 1.25, multiplied by the maximum annual benefit allowable under Code Section 415(b)(1)(A), or

          (B) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to a Participant under the defined benefit plan for the year (determined as of the close of the year).

     (b) The defined contribution plan fraction for any limitation year is a fraction:

          (1)     the numerator of which is the sum of a
Participant's annual additions as of the close of the year; and

          (2) the denominator of which is the sum of the lesser of the following amounts determined for the year and for all prior limitation years during which the Participant was employed by a Plan Sponsor:

               (A)     the product of 1.25, multiplied by the
dollar limitation in effect under Code Section 415(c)(1)(A) for the limitation year (determined without regard to Code
Section 415(c)(6)), or

               (B)     the product of 1.4 multiplied by the
amount which may be taken into account under Code
Section 415(c)(1)(B) (or Code Section 415(c)(7) if applicable) with respect to the Participant for the limitation year.


                                 SECTION 7

     For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period in accordance with regulations issued by the Secretary of the Treasury.


                                 SECTION 8

     For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan
Sponsor shall be treated as one defined benefit plan.


                                 SECTION 9

     In the event that the limitations set forth in this Appendix A are exceeded with respect to a Participant for a particular limitation year, a Plan Sponsor shall take appropriate steps to comply with the limitations. If a Participant is a participant in one or more defined contribution plans sponsored by a Plan Sponsor, his benefit under this Plan shall be reduced, if the defined contribution plans do not provide for a sufficient automatic reduction of the Participant's annual additions in that case, so that the aggregate of all benefits does not exceed the permissible limits set forth in Code Section 415.


                                SECTION 10

     For purposes of applying the limitations set forth in this Appendix A, the term "Plan Sponsor" shall be deemed to mean a Plan Sponsor and any other corporations which are members of the same controlled group of corporations (as described in Code
Section 414(b), as modified by Code Section 415(h)) with a Plan Sponsor, any other trades or businesses under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships or other organizations which are members of an affiliated service group (within the meaning of Code Section 414(m)) with the Plan Sponsor and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). For purposes of applying the limitations set forth in this Appendix A, where a defined benefit plan provides for employee contributions, the annual benefit attributable to those contributions is not taken into account, but those contributions are considered a separate defined contribution plan maintained by the Plan Sponsor which is subject to the limitations set forth in this Appendix A.


                                APPENDIX B

                           TOP-HEAVY PROVISIONS


                                 SECTION 1

     As used in this Appendix B, the following words shall have the following meanings:

     (a)     "Determination Date" means, with respect to any Plan
Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

     (b)     "Key Employee" means an Employee or former Employee
(including a beneficiary of a Key Employee or former Key
Employee) who at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years is:

          (1) An officer of a Plan Sponsor or of any Affiliate of a Plan Sponsor whose Monthly Compensation on an annual basis was greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term "officer" means an administrative executive in regular and continual service to a Plan Sponsor or Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Subparagraphs (A) or (B) of this Paragraph
(1), where:

               (A) equals fifty Employees; and

               (B) equals the greater of (i) three Employees or
(ii) 10% of the number of Employees during the Plan Year, with any non-integer being increased to the next integer; or

          (2) One of the ten Employees owning both (A) more than one-half percent (.5%) of the outstanding stock of the Plan Sponsor, more than one-half percent (.5%) of the total combined voting power of all stock of the Plan Sponsor, or more than one-half percent (.5%) of the capital or profits interest in the Plan Sponsor, and (B) the largest percentage ownership interests in the Plan Sponsor or any of its Affiliates, and whose Compensation is equal to or greater than the amount then in effect under Code Section 415(C)(1)(A) for the calendar year in which the Determination Date falls; or

          (3) An owner of more than 5% of the outstanding stock of the Plan Sponsor or more than 5% of the total combined voting power of all stock of the Plan Sponsor; or

          (4) An owner of more than 1% of the outstanding stock of the Plan Sponsor or more than 1% of the total combined voting power of all stock of the Plan Sponsor, and who in the Plan Year had Compensation from the Plan Sponsor and all of its Affiliates in the sum of more than $150,000.

          Employees other than Key Employees are sometimes referred to in this Appendix as "non-key employees."

     (c)     "Required Aggregation Group" means:

          (1) each plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

          (2) each other plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

     (d)     (1)     "Top-Heavy" means:

               (A)     if the Plan is not included in a Required
Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

               (i)     the present value of the cumulative
Accrued Benefits under the Plan for all Key Employees exceeds 60 percent of the present value of the cumulative Accrued Benefits under the Plan for all Participants; and

               (ii) the Plan when included in every potential combination, if any, with any or all of:

                    (I)     any Required Aggregation Group, and

                         (II)     any plan of a Plan Sponsor
which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a),

               is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

               (B)     if the Plan is included in a Required
Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                    (i)     the Required Aggregation Group is a
Top-Heavy Group (as defined in Paragraph (2) of this Subsection);
and

                    (ii)     the Required Aggregation Group when
included in every potential combination, if any, with any or all of the plans of a Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a) is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

               (C)     For purposes of Subparagraphs (A)(i) and
(B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

          (2) A group shall be deemed to be a Top-Heavy Group if:

               (A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key
Employees under all plans included in such group exceeds

               (B)     60% of a similar sum determined for all
participants in such plans.

          (3)     (A)     For purposes of this Section, the
present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                (i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                    (ii)     as to any simplified employee
pension, the aggregate employer contributions, and

                   (iii) an adjustment for contributions due as of the Determination Date or last day of a plan year.

               In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first Plan Year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) of this Subparagraph (A) and the aggregate contributions in Clause (i) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code
Section 412(c)(10) to the extent not included under Clause (i) or
(ii) of this Subparagraph (A).

               (B)     For purposes of this Subsection, the
present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

               (C) For purposes of determining the present value of the cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Participating Plan, during the 5-year period ending on the Determination Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

               (D)     For purposes of this Paragraph (3),
participant contributions which are deductible as "qualified retirement contributions" within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

               (E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

               (F) For purposes of this Paragraph (3), if any employee has not any Plan Sponsor or Affiliate maintaining the plan at any time during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

               (G)     (i)     In the case of an "unrelated
rollover" (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

                    (ii)     In the case of a "related rollover"
(as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

               For purposes of this Subparagraph (G), an "unrelated rollover" is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph
(G), a "related rollover" is a rollover as defined in Code
Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.


                                 SECTION 2

     Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant's interest in his Accrued Benefit shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

          Full Years of Percentage
          Vesting Service            Vested

          One year or less               0%
          Two years                     20%
          Three years                   40%
          Four years                    60%
          Five years or more           100%

     The schedule set forth above in this Section of Appendix B of the Plan shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the schedule set forth above in this Section of Appendix B to the Plan shall cease to be applicable; provided however, that the provisions of the Plan Section dealing with changes in the vesting schedule shall apply.


                                 SECTION 3

     (a) Notwithstanding anything contained in the Plan to the contrary, and except as otherwise provided in Subsection (b) of this Section, the Accrued Benefit derived from Plan Sponsor contributions of each Participant who is not a Key Employee, when expressed as an annual retirement benefit (as defined below), shall not be less than the applicable percentage (as defined in Subsection (b) of this Section) of the Participant's average compensation (as defined in Subsection (d) of this Section below).

     (b) For purposes of Subsection (a) of this Section, the term "applicable percentage" means the lesser of:

     (1) 2% multiplied by the number of years of service (as defined in (c) below) with a Plan Sponsor, or

          (2)     20%.

     (c)     For purposes of this Section:

          (1) Except as provided in Paragraph (2) of this Subsection (c), years of service shall be determined under the rules of Paragraphs (4), (5), and (6) of Code Section 411(a).

          (2) A year of service with a Plan Sponsor shall not be taken into account if:

          (A) the Plan was not Top-Heavy for any Plan Year ending during that year of service, or

          (B)     that year of service was completed in a Plan
Year beginning before January 1, 1984.

     (d)     (1)     For purposes of Subsection (a) of this
Section, "average compensation" means the average of a Participant's Compensation for each Plan Year in the Participant's testing period (as defined in Paragraph (2) of this Subsection).

          (2)     (A)     A Participant's testing period shall be
the period of consecutive Plan Years (not exceeding 5) during which the Participant had the greatest aggregate Compensation.

               (B) The Plan Years taken into account under Subparagraph (A) of this Paragraph (2) shall not include years for which the Participant did not earn a year of service under the rules of paragraphs (4), (5) and (6) of Code Section 411(a).

               (C)     A Plan Year shall not be taken into
account under Subparagraph (A) of this Paragraph (2) if:

                    (i)     that Plan Year ends before January 1,
1984, or

                   (ii)     that Plan Year begins after the close
of the last Plan Year in which the Plan was Top-Heavy.

     (e)     (1)     For purposes of Subsection (a) of this
Section, the term "annual retirement benefit" means a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement Age.

          (2) If the Participant's benefit under this Plan begins at a date other than his Normal Retirement Age, the Participant shall receive a benefit which is no less than the Actuarial Equivalent of the annual retirement benefit provided under this Section.

     (f) The minimum Accrued Benefit described under this Section shall be provided to any Employee who is otherwise eligible for participation in the Plan, even if:

          (1) The Employee fails to make mandatory employee contributions required as a condition of participation in the Plan, or

          (2) The Employee's compensation is less than a stated amount, or

          (3) The Employee is not employed by a Plan Sponsor or Affiliate on a given date.


                                 SECTION 4

     In any limitation year (as defined in Section 6 of Appendix
A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "l.0" shall be substituted for the number "1.25" in Section 5 of Appendix A to the Plan.